Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Brinker International:
We consent to the incorporation by reference in the Registration Statements No. 333-125289 and No. 333-157050 on Form S-8 of Brinker International, Inc. of our report dated June 24, 2013, appearing in this Annual Report on Form 11-K of The Brinker International 401(k) Savings Plan for the years ended December 31, 2012 and 2011.

/s/ Whitley Penn LLP

Dallas, Texas
June 24, 2013

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